UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of the Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 18, 2025, Oportun Financial Corporation issued the following press release:

Oportun Releases Investor Presentation Highlighting Strategic Progress

Outlines proactive steps taken by Board and management to drive long-term stockholder value

Urges stockholders to vote “FOR” Oportun’s two nominees – CEO Raul Vazquez and Carlos Minetti – on the GREEN proxy card

SAN CARLOS, Calif., June 18, 2025 (GLOBE NEWSWIRE) – Oportun (Nasdaq: OPRT), a mission-driven financial services company, today released an investor presentation in connection with the Company’s upcoming Annual Meeting of Stockholders, scheduled to be held on July 18, 2025. The presentation and additional important information related to the Annual Meeting are available at VoteForOportun.com.

Oportun’s Board of Directors encourages stockholders to review the Company’s proxy statement carefully and vote “FOR” the Company’s nominees – CEO Raul Vazquez and Carlos Minetti – using the GREEN proxy card or GREEN voting instruction form.

If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:

(877) 800-5195 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members’ financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $20.3 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members set aside an average of more than $1,800 annually. For more information, visit Oportun.com.

Investor Contact

Dorian Hare

(650) 590-4323

ir@oportun.com

Innisfree M&A Incorporated

Scott Winter / Gabrielle Wolf / Jonathan Kovacs

(212) 750-5833

Media Contact

FGS Global

John Christiansen / Bryan Locke

Oportun@fgsglobal.com